Exhibit 1

Sofaer Capital Global Hedge Fund

c/o Citco Trustees (Cayman Limited)

Regatta Office Park

West Bay Road

P.O. Box 31106 SMB

Grand Cayman

Cayman Islands

BY EXPRESS COURIER AND HAND DELIVERY

Office of the Secretary

Far East Energy Corporation

400 N. Sam Houston Parkway E., Suite 205

Houston, Texas 77060

Re:	Stockholder’s Notice of Intent to Present a Stockholder Proposal and to Nominate Persons for Election as Directors of Far East Energy Corporation

Dear Secretary:

This notice (this “Notice”) of decision of Sofaer Capital Gobal Hedge Fund (“Sofaer” or the “Record Holder”), the beneficial owner of 8,885,729 shares (the “Shares”) of common stock, par value $0.001 (the “Common Stock”), of Far East Energy Corporation, a Nevada corporation (the “Company”), to propose the nomination of and nominate candidates (the “Nominees”) for election to the Board of Directors of the Company (the “Board”) and the intention of the Record Holder to present a stockholder proposal at the upcoming Annual Meeting of stockholders of the Company presently scheduled for December 15, 2006, including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof (the “Annual Meeting”), is being delivered in accordance with the requirements set for under Section 2.13(a) (the “Bylaw Requirements”) of the Amended and Restated Bylaws of the Company (the “Bylaws”). The record address of Sofaer is c/o Citco Trustees (Cayman Limited), Regatta Office Park, West Bay Road, P.O. Box 31106 SMB, Grand Cayman, Cayman Islands.

Pursuant to the Bylaw Requirements, this Notice sets forth in Exhibit A hereto, with respect to each of the Nominees: (a) the name, age, business address and residence address of such person; (b) all positions and offices with the Company held by such person; (c) the term of office as director and any period(s) during which he has served as such; (d) a description of any arrangements or understanding between him or her and any other person(s) pursuant to which he or she was or is to be selected as a director or nominee; (e) the business experience during the past five years of such person, including each person’s principal occupations and employment during the past five years, the name and principal business address of any corporation or other organization in which such occupations and employment were carried on, and whether such corporation is a parent, subsidiary or other affiliate of the Company; (f) any other directorships held by such person in any company with a class of securities registered pursuant to Section 12, or subject to the requirements of Section 15(d), of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”); (g) the involvement in legal proceedings, as required by Item 401(f) of Regulation S-K; (h) the class and number of shares of capital stock of the Company which are beneficially owned by such person; and (i) any other information relating to such person that would be required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission (the “SEC”) under Section 14 of the Exchange Act. There are no arrangements or understandings between or among the Record Holder and each Nominee and any other persons pursuant to which the Record Holder will nominate each Nominee. Pursuant to the Bylaw Requirements, this Notice also attaches as Exhibit A hereto a copy of signed consents executed by each of the Nominees to being named as nominees and to serving as directors of the Company, if elected.

Pursuant to the Bylaw Requirements, this Notice also sets forth: (1) the name and record address of the Record Holder; and (2) the class and number of shares of capital stock of the Company which are beneficially owned by the Record Holder.

The Record Holder hereby represents that it: (i) is a stockholder of record of stock of the Company entitled to vote at the Annual Meeting; (ii) is part of a “group,” as such term is used in Section 13(d)(3) of the Exchange Act; (iii) intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the Nominees and/or otherwise solicit proxies from stockholders of the Company in support of such nomination; and (iv) intends to appear in person or by proxy at the Annual Meeting to nominate for election as directors of the Company the Nominees.

In addition, pursuant to the Bylaw Requirements, this Notice sets forth (a) brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting; and (b) any material interest of the Record Holder in the nomination.

The Exhibits and all attachments thereto are hereby incorporated into and made a part of this Notice. Accordingly, all matters disclosed in any part of this Notice, including the Exhibits and all attachments thereto, should be deemed disclosed for the purposes of this Notice. All upper case terms appearing in the Exhibits and all attachments thereto that are not defined in such Exhibits and attachments shall have the meanings given in the body of this Notice or the Exhibits, as applicable.

Neither the delivery of this Notice in accordance with the Bylaw Requirements nor any delivery by the Record Holder of additional information to the Company from and after the date hereof shall be deemed to constitute an admission by the Record Holder or any of its affiliates that such delivery is required or as to the legality or enforceability of the Bylaws or any other matter, or a waiver by the Record Holder or any of its affiliates of its right to contest or challenge, in any way, the enforceability of the Bylaws or any other matter.

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A.	THE PROPOSAL AND STATEMENT OF REASONS FOR ADOPTION

Pursuant to the Bylaw Requirements, the following is the text of the proposal to be presented at the Annual Meeting:

“ELECTION OF DIRECTORS

“The Company’s Amended and Restated Bylaws provide that Board of Directors may consist of up to nine Directors. At the Meeting, six Directors are to be elected, each to hold office for one year or until his successor is duly elected and qualified. Unless otherwise specified on the proxy card, the shares represented by the enclosed proxy will be voted for the election of the six nominees named below. The Record Holder has no reason to believe that any nominee will be unable to serve if elected. In the event any nominee shall become unavailable for election, it is intended that such shares will be voted for the election of a substitute nominee selected by the Record Holder. However, in no event will proxies will be voted for a greater number of persons than six, which is the number of nominees for the Board of Directors. The Record Holder recommends for nomination each of the following nominees for Directors.

Tim Whyte

Eric Wing Cheong Leung

John Laurie Hunter

Mark Adam Parkin

“The Record Holder recommends a vote for the Nominees set forth above.”

The Record Holder believes that the proposal should be adopted because it believes strongly that the Company is in need of a change in strategic direction and leadership. If elected, the individuals nominated pursuant to the proposal will bring a unique set of skills and experience to the Company’s Board, which will enable it to make the necessary strategic changes and guide the Company to meet its future competitive challenges.

B.	NOTICE OF NOMINATION OF CANDIDATES FOR ELECTION TO THE BOARD

As of the date hereof, to the knowledge of the Record Holder, based on the Company’s public filings, the Board consists of six (6) directors. If, for any reason, more than six (6) directors are to be elected at the Annual Meeting, the Record Holder intends to nominate additional persons to be so elected (each, an “Additional Nominee”). Additionally, if, for any reason, any Nominee or Additional Nominee is unable to stand for election at the Annual Meeting, Record Holder intends to nominate a person in the place of such Nominee or Additional Nominee (a “Substitute”). In either event, the Record Holder at the earliest practicable time will give notice to the Company of any Additional Nominee or Substitute.

As required by the Bylaw Requirements, the following information constitutes all of the information relating to the Nominees that would be required to be disclosed in solicitations for

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proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that information set forth at any point in this Notice is responsive to a specific item below, each such item shall be deemed to incorporate such information, no matter where such information appears in the Notice. The information set forth in Exhibit A is incorporated herein by reference. All information set forth herein relating to any person other than the Record Holder is given only to the knowledge of the Record Holder. Information required by the Bylaw Requirements regarding the name, record address and beneficial holdings of the persons making this nomination is set forth herein, including Exhibit A. To the extent additional information is provided regarding the persons making the solicitation, such information is provided voluntarily for context or completeness.

Item 4.	Persons Making the Solicitation

(b) The solicitation for election of the Nominees will be made by the Record Holder. By virtue of Instruction 3 of Item 4 of Schedule 14A, the Record Holder will be considered a participant in the solicitation. In addition, the Nominees may make solicitations of proxies but will not receive compensation for acting as nominees as set forth herein. Proxies may be solicited by mail, facsimile, telephone, telegraph, electronic mail, in person and by advertisements. Solicitations may be made by certain directors, officers, members and employees of the Record Holder, none of whom will receive additional compensation for such solicitation.

None of the Nominees has individually retained any person to provide proxy solicitation or advisory services in connection with the solicitation. The Record Holder intends to retain a proxy solicitor (the “Solicitor”), if necessary, and will provide information regarding the Solicitor, including fee, expense and indemnification arrangements and the number of persons the Solicitor will employ to solicit proxies, as such time the Solicitor is appointed. If retained, the Solicitor will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. The Record Holder will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. The Record Holder will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that the Solicitor will employ additional persons to solicit the Company’s holders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by the Record Holder. The Record Holder does not currently intend to seek reimbursement of the costs of this solicitation from the Company. The costs of this solicitation of proxies, and other costs specifically related to this solicitation, are currently estimated to be in the range of $35,000 to $100,000. The Record Holder estimates that through the date hereof, its total expenditures to date in connection with this solicitation are approximately $30,000.

Item 5.	Interest of Certain Persons in Matters to be Acted Upon

(b)(1) Information as to any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting with respect to the

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Record Holder and each of the Nominees is set forth herein. Except as set forth herein, the Nominees do not beneficially own any securities of the Company and the Nominees to not have any personal ownership interest, direct or indirect, in any securities of the Company.

The direct and indirect security holdings of the Record Holder are as follows: Sofaer is the beneficial owner of 8,885,729 shares of Common Stock. The Record Holder is a member of a “group,” as such term is used in Section 13(d)(3) of the Exchange Act with Sofaer Capital Asian Hedge Fund, a Cayman Islands mutual trust, and Sofaer Capital, Inc., a British Virgin Islands company. These entities are affiliates of Sofaer and, therefore, also have beneficial ownership of 8,885,729 shares of Common Stock. The Record Holder may also be deemed to be a member of a “group” with Restructuring Investors Limited (“Restructuring”), a British Virgin Islands Limited Liability Company having beneficial ownership of 4,442,865 shares of Common Stock, Passlake Limited (“Passlake”), a Cayman Islands investment holding company having beneficial ownership of 410,426 shares of Common Stock , and Persistency (“Persistency”), a Cayman Islands limited company having beneficial ownership of 8,585,729 shares of Common Stock., by virtue of an Investor Agreement to which they are currently parties. Each of these parties disclaims beneficial ownership of the shares beneficially owned by any other party. The shared voting power of the aforementioned group is 22,030,999 shares of Common Stock.

The Nominees may be deemed to have an interest in their nominations for election to the Board by virtue of compensation the Nominees will receive from the Company as directors, if elected to the Board.

(i) Set forth in Exhibit A hereto, which is incorporated herein by reference, is the names and business address of the Record Holder.

(ii) Set forth in Exhibit A hereto, which is incorporated herein by reference, is (a) the present principal occupation or employment of each Record Holder and (b) the present principal occupation or employment for the Nominees, and the name, principal business and address of any corporation or other organization in which such employment is carried on.

(iii) During the past ten years, none of the Record Holder and the Nominees has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

(iv), (v), (vi), (vii) and (x) Except as set forth in this Item 5(b)(1) or in Exhibit A hereto, which is incorporated herein by reference, none of the Record Holder and the Nominees owns beneficially, directly or indirectly, or of record but not beneficially, any securities of the Company, or any parent or subsidiary of the Company within the last two years. Set forth in Exhibit A hereto are transactions in the Company’s securities effected by members of the Record Holder and the Nominees within the past two years. The Record Holder used its own assets to purchase the Common Stock owned by it.

(viii) Neither any officer and/or director of the Record Holder or any Nominee is, or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint

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ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profit, or the giving or withholding of proxies.

(ix) Except as set forth in Exhibit A hereto, no associate of the Record Holder or any Nominee owns beneficially, directly or indirectly, any securities of the Company. Other than as set forth above, the Nominees do not possess beneficial ownership of any securities of the Company directly or indirectly.

(xi) Item 5(b)(xi) cross references the information required by Item 404(a) of Regulation S-K of the Exchange Act with respect to each participant in the solicitation or any associates of such participant.

Item 404(a) of Regulation S-K. Other than as set forth herein, none of the Record Holder, any Nominee or any of their representative associates or immediate family members has had or will have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the Company’s last fiscal year or any currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $60,000.

(xii)(A) and (B) According to the Company’s public filings, if elected as a director of the Company, each of the Nominees will not receive cash compensation but may receive stock option grants. The Nominees, if elected, will be indemnified for services as directors of the Company to the same extent indemnification is provided to the current directors of the Company under the Articles of Incorporation and the Bylaws. In addition, the Record Holder believes that upon election, the Nominees will be covered by the Company’s officers and director liability insurance. The Record Holder disclaims any responsibility for the accuracy of the foregoing information extracted from the Company’s public filings.

The Nominees will not receive any compensation from the Record Holder to serve as nominees for election or as a director, if elected, of the Company. The Record Holder has agreed to indemnify the Nominees against losses incurred in connection with their service as nominees for election and as directors of the Company, in connection with the solicitation of proxies in respect thereof and in connection with their service as directors of the Company to the extent that indemnification is not available under the Company’s Certificate of Incorporation and Bylaws. The Record Holder has also agreed to reimburse the Nominees for out-of-pocket expenses incurred in their capacity as nominees, including, without limitation, reimbursement for reasonable travel expenses. Each Nominee has executed a written consent agreeing to be a nominee for election as a director of the Company and to serve as a director if so elected, which consents are attached hereto as Exhibit A. Other than as set forth herein (including in Exhibit A hereto), none of the Record Holder, the Nominees or any of their respective associates, has any arrangement or understanding with any person or persons with respect to any future employment with the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

(2) The information required to be disclosed in this item with respect to the Record Holder and the Nominees is disclosed in response to Item 5(b)(1) above.

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Item 7.	Directors and Executive Officers

(a) Item 7(a) cross references the information required by instruction 4 to Item 103 of Regulation S-K of the Exchange Act with respect to nominees of the persons making the solicitation. Such information is set forth below:

Instruction 4 of Item 103 to Regulation S-K. There are no material proceedings in which the Nominees or any of their associates is a party adverse to the Company or any of its subsidiaries, or material proceeding in which such nominee or any such associate has a material interest adverse to the Company or any of its subsidiaries.

(b) Item 7(b) cross references the information required by Item 401, Items 404(a) and (c) and Item 405 of Regulation S-K of the Exchange Act with respect to nominees of the person making the solicitation. Such information is set forth below:

Item 401 of Regulation S-K

(a) and (e). Each Nominee has executed a consent to being named as a Nominee and to serving as a director of the company, if so elected. The initial term of each Nominee, if elected, would be for a period of one year. Copies of such consents are attached hereto as part of Exhibit A.

The following information is set forth in Exhibit A attached hereto with respect to each Nominee: name, age, any position and office with the Company held by each such nominee and the term thereof, business experience during the past five years (including principal occupation and employment during the past five years and the name and principal business of any corporation or other organization in which such occupation or employment was carried on) and registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended. No occupation or employment is or was, during such period, carried on by any Nominee with the Company or any corporation or organization which is or was a parent, subsidiary or other affiliate of the Company, except as set forth in Exhibit A hereto. None of the Nominees has ever served on the Board, except as set forth in Exhibit A hereto.

Other than as disclosed in the response to Item 5(b) above, there are no arrangements or understandings between the Nominees and any other party pursuant to which such nominee was or is to be selected as a director or nominee.

(b), (c), (g), (h), (i) and (j) These provisions of Item 401 of Regulation S-K are not applicable to the Nominees.

(d) There exist no family relationships between any Nominee and any director or executive officer of the Company.

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(f) During the last five years, the Nominees were not involved in any of the events described in Item 401(f) of the Regulation S-K and that are material to an evaluation of the ability or integrity of any such nominee to become a director of the Company.

Item 404(a) of Regulation S-K. The response to Item 5(b)(1)(xi) above is incorporated herein by reference.

Item 404(c) of Regulation S-K. None of the Nominees, their immediate family members, any corporation or organization of which the Nominee is an executive officer or partner or is, directly or indirectly, the beneficial owner often percent or more of any class of equity securities, or any trust or other estate in which any Nominee has a substantial beneficial interest or serves as a trustee or in a similar capacity, has been indebted to the Company or its subsidiaries, at any time since the beginning of the Company’s last fiscal year, in an amount in excess of $60,000 (other than any amounts that may be excluded pursuant to the instructions to Item 404(c) of Regulation S-K).

Item 405 of Regulation S-K. This provision is not applicable to Nominees, except as set forth in Exhibit A hereto.

(c) None of the relationships regarding the Nominees described under Item 404(b) of Regulation S-K exists or has existed during the Company’s last fiscal year.

Item 8.	Compensation of Directors and Executive Officers

Item 8 cross references the information required by Item 402 of Regulation S-K of the Exchange Act with respect to each nominee of the person making the solicitation and associates of such nominee. Such information is set forth below:

Item 402 of Regulation S-K

(a), (b), (c), (d), (e), (f), (h), (i) Neither the Nominees nor any of their associates has received any cash compensation, cash bonuses, deferred compensation, compensation pursuant to plans, or other compensation, from, or in respect of, services rendered on behalf of the Company that is required to be disclosed under, or is subject to any arrangement described in, these paragraphs of Item 402 of Regulation S-K, except as set forth in Exhibit A hereto.

(g) The response to Item 5(b)(1)(xii)(A) and (B) above is incorporated herein by reference. Other than as set forth herein, the Record Holder is not aware of any other arrangements pursuant to which any director of the Company was to be compensated for services during the Company’s last fiscal year.

(j) There are no relationships involving the Nominees, or any of the Nominees’ associates, that would have required disclosure under this paragraph of Item 402 of Regulation S-K had the Nominees been directors of the Company.

(k), (l), These items do not apply because they do not relate to the Nominees.

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Signature page follows

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IN WITNESS WHEREOF, the undersigned has caused this Notice to be duly executed on the date first above written.

SOFAER CAPITAL GLOBAL HEDGE FUND

By:	/s/ Tim S. Whyte
Name:	Tim S. Whyte
Title:	Investment Manager

Exhibit A

CERTAIN INFORMATION RELATING TO THE RECORD HOLDER

Sofaer Capital Inc., a British Virgin Islands company, is principally engaged in the business of providing investment management services to investment funds, including its affiliates, Sofaer Capital Global Fund, a Cayman Island mutual trust, and Sofaer Capital Asian Fund, a Cayman Islands mutual trust.

The principal executive office of Sofaer Capital Inc. is Craigmuir Chambers, Road Town, Tortola, British Virgin Islands.

The principal executive office of Sofaer Capital Global Hedge Fund is c/o Citco Trustees (Cayman) Limited, Regatta Office Park, West Bay Road, P.O.Box 31106 SMB, Grand Cayman, Cayman Islands.

The principal executive office of Sofaer Capital Asian Hedge Fund is c/o Citco Trustees (Cayman) Limited, Regatta Office Park, West Bay Road, P.O.Box 31106 SMB, Grand Cayman, Cayman Islands.

The record address of Sofaer Capital Inc. is Craigmuir Chambers, Road Town, Tortola, British Virgin Islands.

The record address of Sofaer Capital Global Hedge Fund is . c/o Citco Trustees (Cayman) Limited, Regatta Office Park, West Bay Road, P.O.Box 31106 SMB, Grand Cayman, Cayman Islands.

The record address of Sofaer Capital Asian Hedge Fund is c/o Citco Trustees (Cayman) Limited, Regatta Office Park, West Bay Road, P.O.Box 31106 SMB, Grand Cayman, Cayman Islands.

CERTAIN INFORMATION RELATING TO NOMINEES

(A)

Name:

Tim Whyte

Age:

32

Business address:

9 Upper Belgrave Street, London SWIX 8BD, England

Residence address:

(B) Principal occupation or employment:

See (D)(i) below.

(C) Shares of Common Stock owned beneficially or of record by Nominee:

See (D)(ii) below.

(D) Other information relating to Nominee:

(i) Mr. Whyte is currently an investment manager with Sofaer Capital, Inc. based in London where he has served since 2003. Mr. Whyte was appointed as a Director of the Company in January 2005. Mr. Whyte did not receive compensation for his services as Director other than reimbursement for expenses incurred in attending Board meetings.

(ii) Mr. Whyte is not the record owner of any shares of Common Stock. Mr. Whyte is an investment manager of Sofaer Capital, Inc., an affiliate of the Record Holder, and may be deemed the beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 8,885,729 shares of Common Stock. Mr. Whyte has an interest in the election of directors at the Annual Meeting indirectly through his beneficial ownership of shares.

(iii) From December 2001 through October 2002, Mr. Whyte was a partner with Viva IP, an intellectual property consulting company. From October 1999 through November 2001, Mr. Whyte served as a Trading Manager with Enron Europe. Mr. Whyte has a B.S. degree in economics from the London School of Economics.

(iv) Section 16(a) of the Exchange Act requires the Company’s officers and Directors, and persons who own more than ten percent of the Company’s Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than ten-percent stockholders are required by the Securities and Exchange Commission’s regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on its review of the copies of such forms received by it, the Company has stated in its public filings that it believes that all filing requirements applicable to its officers, Directors and greater than ten-percent stockholders for the year ended December 31, 2004 were complied with except that, in relevant part, Sofaer Capital Global Hedge Fund, Sofaer Capital Asian Hedge Fund, Sofaer Capital, Inc., each filed a report on Form 3 late during the year. Based upon publicly available information, Mr. Whyte has currently complied with all public filing requirements applicable to Directors under Section 16(a) of the Exchange Act.

CERTAIN INFORMATION RELATING TO NOMINEES

(A)

Name:

Eric Wing Cheong Leung

Age:

46

Business address:

16th Floor, AXA Center, 151 Gloucester Road, Wanchai, Hong Kong

Residence address:

No. 7 Tseng Sheung Tsuen, Tuen Mun, Hong Kong

(B) Principal occupation or employment:

See (D)(i) below.

(C) Shares of Common Stock owned beneficially or of record by Nominee:

None.

(D) Other information relating to Nominee:

(i) Mr. Leung is currently the Chief Financial Officer for China Gas Holdings Limited in Hong Kong, responsible for the financial, financing and investor relation activities, where he has served since February 2006. Mr. Leung has an extensive history in investment banking, during which he helped numerous companies in Greater China raise debt and equity capital, especially for energy and infrastructure projects. From 2001 through August 2005, Mr. Leung was the Managing Director and Head of Corporate Finance for UFJ Securities Asia Limited in Hong Kong. Mr. Leung has served several investment banks, including Lehman Brothers, Barclays Capital and Prudential Securities.

(ii) Mr. Leung is a lawyer by training, and is qualified to practice law in Hong Kong, England & Wales and Australia. Before his investment banking career, he was a banking and project finance lawyer for the UK law firm of Linklaters. Mr. Leung holds bachelor degrees from the University of Hong Kong and the University of London, and a masters degree from the Chinese University of Hong Kong.

CERTAIN INFORMATION RELATING TO NOMINEES

(A)

Name:

John Laurie Hunter

Age:

59

Business address:

One Maritime Plaza, Suite 1055, San Francisco, CA 94111

Residence address:

514B Simonds Loop, San Francisco, CA 94129

(B) Principal occupation or employment:

See (D) below.

(C) Shares of Common Stock owned beneficially or of record by Nominee:

None.

(D) Other information relating to Nominee:

Mr. Hunter is the principal of Hunter Capital LLC (formerly Hunter & Company LLC),a position he has held through the past five years. Hunter Capital provides corporate advice, invests in and raises money for smaller companies.

CERTAIN INFORMATION RELATING TO NOMINEES

(A)

Name:

Mark Adam Parkin

Age:

52

Business address:

Parkfield Capital LLP, Fleet House, 8-12 New Bridge St., London EC4V 6AL

Residence address:

26 Clareville St., London SW7 5AW

(B) Principal occupation or employment:

See (D) below.

(C) Shares of Common Stock owned beneficially or of record by Nominee:

See (D)(ii) below.

(D) Other information relating to Nominee:

(i) Mr. Parkin is currently a partner at Parkfield Capital LLP where he runs a global absolute return fund, Red Earth Holdings. Mr. Parkin has also held the position of Director for Integra Management Ltd and Integra International Ltd. Mr. Parkin has also served as an advisor to the Company from 2004. Mr. Parkin has over 25 years of experience in international finance and investment. He has been an executive director in a number of fund management houses including Foreign & Colonial, Govett and LCF Rothschild, where he managed award-winning and innovative funds. In recent years he has been involved in financing a number of companies, including those working in coalbed methane (CBM). Mr. Parkin holds degrees in Economics from Oxford (M. Phil) and Warwick (BA hons) universities.

(ii) Mr. Parkin is the record holder of 20,000 shares of Common Stock. Mr. Parkin is an investment manager of Parkfield Capital LLP, which advises Red Earth Holdings, the record holder of 100,000 shares of Common Stock. Mr. Parkin may be deemed the beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of the 100,000 shares of Common Stock through his position as advisor to Red Earth Holdings.

OWNERSHIP OF AND TRANSACTIONS IN THE SECURITIES OF THE COMPANY

Except as set forth in this Exhibit A, the Nominees do not beneficially own any securities of the Company and the Nominees do not have any personal ownership interest, direct or indirect, in any securities of the Company.

The direct and indirect security holdings of the Record Holder are as follows: Sofaer is the beneficial owner of 8,885,729 shares of Common Stock. The Record Holder is a member of a “group,” as such term is used in Section 13(d)(3) of the Exchange Act, with Sofaer Capital Asian Hedge Fund, a Cayman Islands mutual trust, and Sofaer Capital, Inc., a British Virgin Islands company. These entities are affiliates of Sofaer and, therefore, also have beneficial ownership of 8,885,729 shares of Common Stock. The Record Holder may also be deemed to be a member of a “group” with Restructuring Investors Limited (“Restructuring”), a British Virgin Islands Limited Liability Company having beneficial ownership of 4,442,865 shares of Common Stock, Passlake Limited (“Passlake”), a Cayman Islands investment holding company having beneficial ownership of 566,576 shares of Common Stock, and Persistency (“Persistency”), a Cayman Islands limited company having beneficial ownership of 8,585,729 shares of Common Stock, by virtue of an Investor Agreement to which they are currently parties. Each of these parties disclaims any beneficial ownership of the shares beneficially owned by any other party. The shared voting power of the aforementioned group is 22,030,999 shares of Common Stock.

Except as set forth in this Exhibit A or in the Notice, no other person or entity of the Record Holder owns of record any securities of the Company.

The Record Holder acquired its shares of Common Stock pursuant to a private placement transaction that occurred on December 21, 2004 (the “December Transaction”) in accordance with the terms of a Stock Subscription Agreement (the “December 2004 Subscription Agreement”) dated as of such date and a subsequent private placement that occurred on October 11, 2005 (the “October Transaction”). The Record Holder and the aforementioned deemed group purchased an aggregate of 19,218,750 shares of Common Stock in the December Transaction. The October Transaction occurred pursuant to the exercise of participation rights contained in the December 2004 Subscription Agreement, which allow the Record Holder to maintain its interest in the fully-diluted equity of the Company. In the October Transaction the Record Holder and the other members of the aforementioned deemed group bought an aggregate of 2,782,181 shares.

On August 10, 2006, Passlake purchased 30,068 shares of Common Stock and raised its total beneficial ownership of Common Stock to 566,676.

As of September 15, 2006, therefore, the Record Holder, together with the other members of the aforementioned deemed group, owned 22,480,999 shares (6,856,250 of which may be acquired pursuant to exercise of the warrants). The Record Holder shares the power to vote 22,030,939 shares of Common Stock. Sofaer, Sofaer Capital Global Hedge Fund and Sofaer Capital, Inc. have shared power to vote 300,000 shares of Common Stock and shared dispositive power over 8,885,729 shares of Common Stock. Restructuring has sole dispositive power over

4,442,865 shares of Common Stock. Passlake has sole dispositive power over 566,676 shares of Common Stock, and Persistency has sole dispositive power over 8,585,729 shares of Common Stock.

Other than as set forth in this Notice, neither the Record Holder nor, to the Record Holder’s knowledge, any Nominee has effected any transactions in any securities of the Company in the last two years.

The direct and indirect security holdings of the Nominees are as follows: Mr. Whyte is not the record owner of any shares of Common Stock. Mr. Whyte, is an investment manager of Sofaer Capital, Inc., an affiliate of the Record Holder, and may be deemed the beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 8,885,729 shares of Common Stock. Mr. Parkin is the record holder of 20,000 shares of Common Stock. Mr. Parkin is an investment manager of Parkfield Capital LLP, which advises Red Earth Holdings, the record holder of 100,000 shares of Common Stock. Mr. Parkin may be deemed the beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of the 100,000 shares of Common Stock through his position as advisor to Red Earth Holdings.

CONSENT TO BEING NAMED AS NOMINEE AND TO SERVE AS A DIRECTOR OF FAR EAST ENERGY CORPORATION

To:	The Secretary of Far East Energy Corporation

The undersigned hereby consents (x) to being named as a nominee for election to the Board of Directors of Far East Energy Corporation, a Nevada corporation (“Far East Energy”), (y) to be named in any proxy soliciting materials as such and (z) if duly elected, to serve as a director of Far East Energy.

Dated: September 14, 2006

/s/ Tim S. Whyte
Name:	Tim S. Whyte

CONSENT TO BEING NAMED AS NOMINEE AND TO SERVE AS A DIRECTOR OF FAR EAST ENERGY CORPORATION

To:	The Secretary of Far East Energy Corporation

The undersigned hereby consents (x) to being named as a nominee for election to the Board of Directors of Far East Energy Corporation, a Nevada corporation (“Far East Energy”), (y) to be named in any proxy soliciting materials as such and (z) if duly elected, to serve as a director of Far East Energy.

Dated: September 14, 2006

/s/ Eric W.C. Leung
Name:	Eric W.C. Leung

CONSENT TO BEING NAMED AS NOMINEE AND TO SERVE AS A DIRECTOR OF FAR EAST ENERGY CORPORATION

To:	The Secretary of Far East Energy Corporation

The undersigned hereby consents (x) to being named as a nominee for election to the Board of Directors of Far East Energy Corporation, a Nevada corporation (“Far East Energy”), (y) to be named in any proxy soliciting materials as such and (z) if duly elected, to serve as a director of Far East Energy.

Dated: September 13, 2006

/s/ J. Laurie Hunter
Name:	J. Laurie Hunter

CONSENT TO BEING NAMED AS NOMINEE AND TO SERVE AS A DIRECTOR OF FAR EAST ENERGY CORPORATION

To:	The Secretary of Far East Energy Corporation

The undersigned hereby consents (x) to being named as a nominee for election to the Board of Directors of Far East Energy Corporation, a Nevada corporation (“Far East Energy”), (y) to be named in any proxy soliciting materials as such and (z) if duly elected, to serve as a director of Far East Energy.

Dated: September 14, 2006

/s/ Mark Adam Parkin
Name:	Mark Adam Parkin